UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D. C.  20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): August 10, 2010

Commission	Registrant, State of Incorporation,	I.R.S. Employer
File Number	Address and Telephone Number	Identification No.

1-8809	SCANA Corporation (a South Carolina corporation) 100 SCANA Parkway, Cayce, South Carolina 29033 (803) 217-9000	57-0784499

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01  REGULATION FD DISCLOSURE

SCANA Corporation will be meeting with securities analysts and hosting one-on-one investor meetings at the East Coast Utility Seminar to be held in Boston, Massachusetts on Wednesday, August 11, 2010.  At those meetings, SCANA Chairman and CEO William B. Timmerman and other senior officers will discuss the Company’s business strategy and financial performance.  The materials which will be made available at the meetings are attached to this Form 8-K as Exhibit 99.1.  These materials will be available at SCANA’s website at http://www.scana.com through August 25, 2010.

On August 9, 2010, the Company issued a press release announcing a South Carolina Supreme Court decision related to the Base Load Review Act.  The press release is attached to this Form 8-K as Exhibit 99.2.

Also, on August 10, 2010, SCE&G (for itself and as agent for Santee Cooper), Westinghouse Electric Company LLC and Stone &Webster, Inc. agreed to shift significant additional portions of the Engineering, Procurement and Construction (EPC) contract components from the “target” category to the “fixed cost” and “fixed cost with escalation” categories.  As a result of this agreement, approximately two-thirds of the total EPC contract costs are now in the fixed cost and fixed cost with escalation categories.

Item 9.01                                             FINANCIAL STATEMENTS AND EXHIBITS

(d)                                 Exhibits

Exhibit 99.1                                    Investor Presentation — August 2010

Exhibit 99.2                                    Press Release — August 9, 2010

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SCANA Corporation
(Registrant)

August 10, 2010	By:	/s/James E. Swan, IV
James E. Swan, IV
Controller

EXHIBIT INDEX

Number

99.1	Investor Presentation — August 2010

99.2	Press Release — August 9, 2010